AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ATLANTIC POLYPLANTS, INC.

(Name of Small Business Issuer in Its Charter)

Florida	7340	83-0363002
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1181 South Rodgers Circle, Suite 14

Boca Raton, Florida 33487

(561) 989-9960

(Address and Telephone Number of Principal Executive Offices)

Mark Kallan

1181 South Rodgers Circle, Suite 14

Boca Raton, Florida 33487

(561) 989-9960

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications to:

Charles B. Pearlman, Esq.

Adorno & Yoss, P.A.

350 East Las Olas Boulevard, Suite 1700

Fort Lauderdale, FL 33301

Telephone: (954) 763-1200

Facsimile No. (954) 766-7800

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $.001 per share offered by us	25,000	$10.00	$250,000	$32

Common stock par value $.001 per share offered by selling shareholders	750,000	$10.00	$7,500,000	$950

Total	775,000		$7,750,000	$982

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 10, 2004

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold by the holders until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

ATLANTIC POLYPLANTS, INC.

Maximum 25,000 Shares of Common Stock

Minimum 5,000 Shares of Common Stock

We are a Florida corporation, organized in June 2003. Operating through Empire PolyPlants, Inc., our wholly owned subsidiary, we are engaged in the plant rental business using the HydroPoly™ System, a proprietary technology to grow and care for interior foliage (“HydroPoly™”).

This Prospectus covers our initial public offering on a best efforts basis of a minimum of 5,000 shares of our common stock and a maximum of 25,000 shares of our common stock. There is presently no public market for our shares. Until 25,000 shares of our common stock have been purchased, all payments for common stock will be deposited into an escrow account with BankAtlantic, a national banking institution. This offering will end at the earliest of December 31, 2004, when the maximum shares have been purchased or when we decide to close the offering. However, if 5,000 shares of common stock are not purchased by September 30, 2004, all payments deposited in the escrow account will be promptly refunded in full without interest and without interest and without any deduction for expenses.

This Prospectus also covers 750,000 shares of our common stock being offered by certain selling security holders. See “Selling Security Holders” beginning on page 18. We will not receive any proceeds from the sale of the shares by the selling security holders. All costs associated with this registration will be borne by us.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June     , 2004

PROSPECTUS SUMMARY

This summary highlights what we consider to be the most important features of this registration for the sale of our common stock and resale of our common stock by Selling Shareholders. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire Prospectus carefully, including the more detailed information regarding us, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and the accompanying notes.

The Business

We were incorporated in the state of Florida on June 20, 2003, for the purpose of engaging in the plant rental business utilizing the HydroPoly™ System, (“HydroPoly™”) a proprietary technology to grow and care for interior foliage. HydroPoly™ is a registered trademark owned by HydroPolyPonic Systems, Inc. (“HPP”). Our business consists of the rental and care on both a long term or short term basis of a wide variety of live plants and decorative planter vessels.

On February 1, 2004, we organized Empire PolyPlants, Inc., as a wholly owned subsidiary and entered into a franchise agreement with PolyFran Corporation, a Florida corporation (“PolyFran”) and subsidiary of HydroPolyPonic Systems, Inc. for the franchise of a territory including all of the State of New York. At or about the same time we commenced our marketing and business operations in New York State.

Pursuant to an Exclusive License Agreement with HydroPolyPonic Systems, Inc., dated October 14, 2003, we acquired the exclusive rights to license and market the HydroPoly™ System subject to the existing rights of certain franchisees.

We plan to enter into a joint venture relationship in the United Kingdom for the purpose of providing a complete range of HydroPoly™ plant services to customers in the United Kingdom. Operations are planned to begin in mid 2004.

Our business is targeted to office and commercial buildings as well as hotels, restaurants and cruise lines.

Our executive offices are located at 1181 South Rodgers Circle, Suite 14, Boca Raton, Florida 33487, and our telephone number is (561) 989-9960.

Financial History

We are a development stage company with a limited operating history. For the period ending January 31, 2004, we generated a net loss of ($56,131) and have a negative cash flow from operations of ($58,131). In addition, we have a working capital deficit and accumulated deficit of ($56,131) as of January 31, 2004. Based on these results, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

THE OFFERING

Common Stock Offered:	We are offering a minimum of 5,000 shares or a maximum of 25,000 shares of our common stock for sale by us on a best efforts basis. The shares will be offered by our officers and directors. No compensation will be paid to such officers and directors.

Certain Selling Shareholders are also offering an additional 750,000 shares of our common stock. See “Selling Security Holders” beginning on page 18. We will not receive any proceeds from the sale of the shares by the selling security holders. All costs associated with this registration will be borne by us.

Termination of the Offering:	This offering will end at the earliest of December 31, 2004, when the maximum shares offered by us have been purchased or when we decide to close the offering. However, if 5,000 shares of common stock are not purchased by September 30, 2004, all payments deposited in the escrow account will be promptly refunded in full without interest and without interest and without any deduction for expenses.

Offering Price Per Share:	We have arbitrarily determined the offering price solely for purposes of calculating the registration fee. The estimated price is not related to any ratios to earnings, net worth or other investment criteria. The estimated price bears no relationship to the results of operations or assets of the Company and the price per share may change when, as and if, a trading market commences.

Common Stock Outstanding:

Prior to the Offering:	10,000,000 shares

After the Offering:	10,025,000 shares if maximum sold or 10,005,000 if the minimum sold.

Use of Proceeds:	Any and all proceeds received from the sale of shares by us will be used for working capital. We will not receive any proceeds from the sale of common stock by our selling shareholders.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on Page 4.

SUMMARY FINANCIAL DATA

The following summary of our financial information has been derived from our audited financial statements for the period ending January 31, 2004.

Statement of Operations Data

Period Ended January 31, 2004
(audited)
Revenues	$—
Operating Expenses	56,131
Net (Loss)	(56,131)
Net (Loss) Per Share	—
Working Capital	22,395

Balance Sheet Data

Period Ended January 31, 2004
(audited)
Total Assets	$44,471
Total Liabilities	—
Total Shareholders’ Equity (Deficiency)	44,471

RISK FACTORS

You should consider carefully the following risk factors and all other information contained in this Prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. We have included in the risk factors set forth below a discussion of each material risk that we have identified as of the date of this Prospectus. If any of the following risks actually occur, our business, financial condition or operating results will suffer. Moreover, the price of our common stock could decline and you could lose all of your investment.

We have nominal revenues, have historically lacked working capital and have incurred significant net losses since inception.

We have had nominal revenues and have incurred net losses of ($56,131) since inception. While we have recently received additional working capital through a private placement, we have historically lacked working capital which is essential to the growth and development of our business. Our ability to generate revenues is dependent upon a number of factors, including the viability of our business model. There can be no assurances whatsoever that we will be able to reduce our losses or successfully implement our business model, penetrate our target markets or attain a wide following for our products and services. We are subject to all the risks inherent in a start-up enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

Our independent auditors have issued a report in which they expressed substantial doubt about our ability to continue as a going concern.

The Notes of our independent auditors on our financial statements for the period ended January 31, 2004 contain an explanatory paragraph about going concerns and liquidity problems. The Notes state that, because we have no established source of revenue and have incurred net losses, there may be a substantial doubt about our ability to continue as a going concern. This report by our auditors and our lack of an established source of revenue may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in our company.

If we are unable to generate cash from operations, we may need to raise additional funds in the near future.

Our capital requirements continue to be adversely affected by our inability to generate cash from operations. We had working capital of $22,395 at January 31, 2004. Historically, we have been dependent on equity financings to fund our development and working capital needs and recently raised $91,412 by selling shares of our common stock to approximately 80 investors in an offering pursuant to Regulation S. Following this offering, we anticipate that we will have sufficient capital to fund our operations for the near future. Thereafter, we may need to raise additional capital if we have not begun to generate cash flow from operations through either a debt or equity offering. We may not be able to consummate an equity offering but if we do, existing shareholders may experience significant dilution of their holdings. If we continue to be unable to generate cash flow from operations and are unable to find sources of funding, it would have an adverse impact on our ability to maintain our operations.

Risks related to growth through acquisitions.

One of our business strategies is to increase our revenues, earnings and market share through the acquisition of businesses that complement our existing operations and expand our service capabilities or provide us with an entry into markets we do not currently serve. Growth through acquisitions involves substantial risks, including the risk of improper valuation of the acquired business and the risk of inadequate integration. There can be no assurance that suitable acquisition candidates will be available, that we will have access to financing or that we will be able to acquire or profitably integrate additional businesses. We may compete for acquisition and expansion opportunities with companies that have significantly greater financial resources than the Company. There can be no assurance that businesses acquired in the future will achieve levels of profitability that justify our investment.

Our success depends upon broad market acceptance of HydroPoly™ technology.

Our success is dependent on the acceptance of the HydroPoly™ technology. This technology is relatively new and to date has not been widely accepted. It may be difficult to attract customers who have historically relied on traditional methods of growing and caring for interior foliage.

We may not be able to prevent theft of intellectual property or patent infringement.

Our success and ability to compete depends to a significant degree upon the use of proprietary technology which is protected under a combination of copyrights, trade secret and trademark laws and contractual restrictions on employees and third parties. We generally enter into non-disclosure and confidentiality agreements with our employees, consultants, advisors, and financing sources. Despite these precautions, it may be possible for unauthorized parties to obtain and use information that we regard as proprietary. However, the laws of some foreign countries do not protect proprietary technology to the same extent as the laws of the United States. We believe that our license to use the HydroPoly™ products and services do not infringe the rights of third parties, including copyrights and trade secrets of others; however, while we have not received notice of any infringement claims, third parties may assert such claims against us, and such claims could result in litigation, which could materially and adversely affect our business, operating results and financial condition. Our financial resources may not be adequate to actively pursue litigation as a means of asserting, enforcing or defending intellectual property rights.

If we are unable to compete effectively with existing or new competitors, our business will decline and our anticipated business plan will not be successfully implemented.

We believe the market for the growth and care of interior foliage is continually evolving. While we have not identified direct competitors to date, we anticipate competition from competitors, many of whom may have significantly greater financial, technical, marketing and other resources than we do. In making decisions regarding the development of new products and the enhancement and extension of our current products and services, we will be competing with our competitors, who will also be attempting to anticipate the needs and preferences of our current and potential customers. We believe we can compete effectively by reacting quickly to expected and perceived customer requirements and desires. However, we cannot assure you that our assessment of the market place is correct, or that our products and services will be accepted now or in the future.

We depend on of our key officer and the loss of his services could harm our business.

We are heavily dependent upon the continuing services of Mark Kallan for his knowledge of the business and management of the day to day activities of our company and its subsidiary. We have entered into a three year employment contract with Mr. Kallan to insure his continued participation and guidance. We also plan to purchase key man insurance and disability insurance as part of our future planning.

There has never been a market for our common stock.

There has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. There can be no assurance that a regular trading market will develop for the common stock offered through this Prospectus, or, if developed, that it will be maintained.

The price you pay may not accurately reflect the value of our common stock.

We have arbitrarily determined the offering price which is not related to any ratios to earnings, net worth or other investment criteria. The offering price bears no relationship to the results of our operations or assets and the price per share may change when, as and if, a trading market commences. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

You may not be able to buy or sell our stock at will and may lose your entire investment.

We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company but can make no assurances that we will apply for listing. In the event we apply for listing as a bulletin board traded company, our stock could be known as “penny stocks” which are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. The Securities and Exchange Commission (“SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

The registration of the shares of common stock covered by this Prospectus may affect the price and liquidity of our common stock.

This Prospectus registers 750,000 shares of our common stock for the account of the Selling Shareholders. In the event a public market for our stock develops, once registered, the selling shareholders will be able to sell these shares in the public market. The ability on the part of these selling shareholders to make these sales may have an adverse impact on our ability to raise capital in the public market and may affect the price and liquidity of our common stock in the public market.

No dividends have been paid on our common stock.

To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus are forward-looking that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions. Our actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described above and appearing elsewhere in this Prospectus. We cannot guarantee future results, levels of activities, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Any proceeds we receive from the sale of our common stock by us will be used for working capital including marketing and development of our franchise and operations. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

There is no trading market for our shares of common stock. All of our 10,000,000 outstanding shares of common stock are defined as restricted stock under the Securities Act. Shares will be eligible for public sale only if registered under the Securities Act or if we become subject to the reporting requirements under the Securities Exchange Act. The resale of our securities not covered in this Prospectus is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of ours for at least six months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years, is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above. As of the date of this offering, none of our shares of common stock are eligible for resale under Rule 144. Further, of the 10,000,000 shares issued and outstanding, 9,250,000 shares are subject to lock-up provisions and agreements with the shareholders that the shares will not be sold until June 30, 2006 unless otherwise agreed upon by our Board of Directors. The 750,000 shares offered in this Prospectus by the Selling Shareholders are not subject to lock-up provisions.

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid for the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock would be considered a penny stock. As a result, it may be subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of our securities. In addition he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of our shares to resell them.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OR PLAN OF OPERATION

General

Management=s discussion and analysis contains various forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimates” or “continue” or use of negative or other variations of comparable terminology. We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in our forward looking statements, that these forward looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in our forward looking statements. Factors that might cause a difference include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this Prospectus.

Liquidity and Capital Resources

Since inception, we have experienced negative cash flow and have met our cash requirements by issuing, through a private placement, our common stock and by issuing stock as compensation for services provided. We have also funded some current obligations through the issuance of common stock.

While our auditors have expressed substantial doubt as to our ability to continue as a going concern, we anticipate that proceeds from this offering, together with operating revenues generated from our operations in New York since January 31, 2004, should be sufficient to satisfy our contemplated cash requirements for the next twelve months. We have no expectation of cash requirements over the next 12 months for investing or financing activities.

Plan of Operations

Our plan of operation is to aggressively pursue all opportunities to sell and provide the HydroPoly™ System to grow and maintain live plants in artificial soil. We have identified both territories and markets where we believe the system will have significant market acceptance. In addition to offices and other commercial buildings, we have identified restaurants, hotels and cruise lines as significant users of this system.

We currently have 12 employees which is adequate to maintain our business.

BUSINESS

Summary and History

Atlantic PolyPlants, Inc. was incorporated in the state of Florida on June 20, 2003 to engage in the plant rental business utilizing the HydroPoly™ System, a proprietary technology to grow and care for interior foliage. This system, referred to as HydroPolyPonics, involves the growth and maintenance of live plants in artificial soil.

Through our wholly owned subsidiary, Empire State PolyPlants, Inc., a New York corporation formed in February 2004, we obtained a territorial franchise for the State of New York.

In October 2003, we entered into an Exclusive License Agreement with HydroPolyPonic Systems, Inc. (“HPP”) whereby we acquired the rights to license and market the HydroPoly™ System for the plant rental and maintenance business.

Commencing in early 2004, we began marketing HydroPoly™ plant services to major U.S. and international organizations, including hotels, restaurant chains, cruise ship lines, and many others.

We also own 4% of CyberPlants, Inc. through a share exchange, which markets and sells products which utilize the HydroPoly™ Systems and services to national retail establishments. In the past, CyberPlants has sold such products to Walgreens, Office Depot, the Christmas Tree Stores, and Seven Eleven stores.

We also plan to enter a joint venture relationship for the purpose of providing the complete range of HydroPoly™ plant services to customers in the United Kingdom. We anticipate commencing operations in July 2004.

We believe our marketing programs to date have been largely successful and intend to replicate the programs now in existence throughout Florida. Targeted customers include hotels, casinos, restaurants,

hospitals, healthcare centers, golf and country clubs, offices and buildings, shopping malls and various other locations. We believe customers using the HydroPoly™ System and services can save from 20% to 50% on their current plant maintenance programs.

HydroPoly™ Exclusive License Agreement

Pursuant to an Exclusive License Agreement with HPP, dated October 14, 2003, we acquired the license and marketing rights for the HydroPoly™ System for the plant rental and maintenance business. The consideration for the Agreement is 1,200,000 shares of our common stock.

The license rights under the agreement are subject only to those of existing franchisees of PolyFran Corporation (“PolyFran”) a subsidiary of HPP and franchisor of the HydroPoly™ franchises. As of the date of this Prospectus, PolyFran had franchisees for the following territories: Toronto, Canada, Cleveland, Ohio, New York State, Palm Beach, Broward, Miami-Dade and Monroe Counties, Florida. PolyFran does not intend to franchise any additional territories.

Business Plan

Our business plan, which is based on developing marketing niches for our plant rental services, involves the following prerequisites:

•	The use of Millennium Soil™ which consist of clear crystal-like granules, which upon the addition of water and other plant nutrients turns into a gel-like substance, holds a long lasting supply of water and nutrients

•	The encapsulation of the Millennium Soil™ in plastic bag-like structures known as “Planter Pouches”

•	The maintenance and transplantation into Planter Pouches

We believe our plan provides us with a number of significant advantages, which include the following:

1.	The HydroPoly™ System utilizes artificial Millennium Soil™ soil as a growing medium for live plants. It is utilized in a gel formation, capable of holding a long-lasting supply of water and nutrients, thereby reducing maintenance and labor. (Millennium Soil™ is safe, biodegradable, and environmentally friendly.

2.	Millennium Soil™ is encapsulated in plastic bag-like structures referred to as “Planter Pouches,” ending the messiness of overturned dirt planters.

3.	The HydroPoly™ System enables reduced watering schedules (plants require watering from 21 days to 90 days).

The HydroPoly™ System

Millennium Soil™ is made from super-absorbent co-polymers, which are non-toxic, water-absorbent substances in the form of clear crystal-like granules. When the granules come in contact with free water, each granule swells to 100-300 times its original size - by absorbing many times its weight in water. The result is a gel-like substance.

After relocating a plant cleaned of soil into a Planter Pouch, its roots penetrate and grow throughout the Millennium Soil™ permitting the root system to extract water and nutrients as required by the plant. Crucial to the efficacy of the system, is that within the Planter Pouch environment, evaporation of water and the aqueous solutions retained by Millennium Soil™ are virtually eliminated.

Plants grown in Millennium Soil™ have reduced watering schedules. Maintenance and labor costs are drastically reduced. Millennium Soil™ held in a Planter Pouch eliminates messy, overturned dirt planters, overflowing water and the potential for hazardous accidents.

Significant benefits from growing plants with the HydroPoly™ System may include:

•	Reduction of periodic watering requirements, dramatically reducing plant maintenance

(some species do not require watering for up to six months)

•	Elimination of many soil-borne plant diseases

•	Elimination of plant stress syndrome caused by watering too much or too little

•	Elimination of the untidiness associated with traditionally soil and free-flowing water

•	Reduction of spores and other allergy-causing factors

•	Capability of using virtually any vessel as a decorative container

•	Opportunity to utilize live plants in places and ways not feasible with normal soil planters

The HydroPoly™ franchises offer a range of services on a monthly rental basis, including:

•	Installation of new plants in Millennium Soil™

•	Transplantation of pre-existing plants from traditional soil to Millennium Soil™

•	Monthly maintenance and service of plants

Products and Services

Most American businesses and commercial properties use at least some live interior foliage for decoration, as well as to attract customers. The interior landscape business in the United States is well established, highly fragmented, and accounts for billions of dollars in annual revenues.

HydroPoly™ technology may be used to grow and maintain all types of live foliage. We believe we can effectively compete with traditional plant rental companies which offer sales, rentals and servicing of interior foliage. More specifically, HPP estimates that its technology can result in a savings of up to 70% of labor servicing costs, allowing us to offer competitive pricing.

We will offer HydroPoly™ products and maintenance services. Customers will include hotels, casinos, restaurants, hospitals and healthcare centers, golf and country clubs, offices and buildings, shopping malls, and various other locations. The main product offerings currently include

•	Restaurant Table Top Centerpieces

•	Display Centerpieces

•	Garden Suites and Garden Rooms

•	General Foliage

Restaurant Table Top Centerpieces

Many high-end restaurants utilize fresh cut flowers as part of their ambience and environment. These flowers must normally be replaced each week., and may also require daily maintenance or refrigeration. Pricing for these cut flowers is normally high and must be replaced within three to four days. We offer a less costly solution, allowing restaurants a beneficial solution.

When restaurants utilize cut flowers, the colors and “look” normally come from the flowers themselves. Our plant program enables the ambience to be the cumulative effect of the plant, its unique shape and coloring, combined with the vessel holding the plant. Plant vessels, unlike flower vessels, come in a wide variety of shapes, motifs, and colorations, providing a more colorful and interesting presentation. Customers also benefit from:

•	Monthly service rather than weekly or semi-weekly

•	Seasonal decorations (change plants with the seasons)

•	No capital outlay and no employee labor

•	No need for refrigeration overnight or during weekends

•	No insects or infestation

Display Centerpieces

Display Centerpieces are often the most visible aspects of hotel lobbies, restaurant entrances, and other points of high visibility. While floral arrangements are initially fresh and often beautiful, they quickly lose their vibrancy and can look worn and stale within a few short days. We offer deep price advantages which enable locations to provide colorful, tasteful, and innovative displays, using live plants in our soil. Our design professionals work with venue personnel to develop products which fit the specific needs of each location, and our service and maintenance schedules insure that those displays remain in top condition.

Garden Suites and Garden Rooms

A “Garden Suite” is a hotel guest room in which 20-40 live plants are installed. The interiorscape presentation includes floor planters, table-top planters, wall sconces, dish gardens and hanging baskets. Barren hotel rooms are instantly converted to a high impact, visually appealing tropical setting.

The Company first prepares a “test room” which has been upgraded to the garden motif. Subject to hotel management approval, rooms may be converted as required.

Customers upgrading to a Garden Suite benefit from colorful, lush, tropical plants growing in motif-matching vessels. In addition to the visual impact, guests benefit from the health benefits provided by plants which purify, oxygenate and humidify the ambient air.

Hotel guests may be charged for upgrading to Garden Suites, ranging from $5.00 to $25.00 per night. Alternatively, we may receive minimum monthly guarantee against the total surcharges. This program may also be used to provide “no-cost” upgrades to higher level frequent users.

In other instances, less comprehensive plant arrays are used to create “Garden Rooms” which are paid for by the hotel to increase the appeal of their rooms (this program is often used for “rate justification” in highly competitive markets).

We normally assume the capital and operating expenses associated with establishing Garden Suites at a hotel property. Our income is usually derived from receiving up to 50% of the surcharges.

This program can offer hotels an array of benefits, including:

•	A unique guest amenity which improves guest satisfaction

•	Additional profit centers at no cost to the hotel

•	Improved operating ratios (revenue per available room)

•	A useful promotional and marketing tool

General Foliage

Traditionally, hotels and restaurants purchase their own general foliage, which is maintained by an outside foliage maintenance organization. Some maintenance services provide replacements at their own expense, while others impose this responsibility on the property itself. Competitors using traditional soil and water typically find it necessary to visit each property about twice per week, at which time plants are watered. During some of the visits other maintenance services are performed, including wiping leaf surfaces and re-dressing toppings and vessels. Since each of these tasks is heavily labor-related, their costs are largely dependent upon the number of visits made by the maintenance staff to each property.

Our system provides a growing medium for these live plants which requires watering bi-monthly or less, thereby lessening the labor costs substantially. By passing some of these savings onto our customers, price reductions can be effected for customers, while actually increasing our profit margins

We provide, where required, customers with plants, vessels and service for a fixed monthly fee. Customers benefit from not having to purchase the plants and vessels up-front. Our price structure normally amortizes the cost of plants and vessels over a 60 to 90 day period.

We believe customers will benefit from a broad range of features:

•	Reduction of frequent and disruptive service calls.

•	Elimination of the untidiness associated with soil and water during watering, fertilization, soil addition, and other tasks.

•	Minimizing the slip and fall hazards created by the free flowing watering procedures required by dirt systems, .

•	Ending insect destruction and infestation, and animal inhabitation, due to their natural aversion to Millennium Soil, as this medium will absorb fluids from their bodies.

•	The elimination of the potential mess and hazard of fallen plants with dirt and water spills.

We believe hotels and restaurants utilizing our services can typically save up to 30% or more through our technology and protocols.

Competition

We are not aware of any other companies using the HydroPoly™ System. However, there are a multitude of small “mom & pop” companies serving indoor foliage. To our knowledge, the only major company operating in this industry is Rentokil, a publicly traded corporation on the London Stock Exchange.

Employees

We currently employ 12 persons, including our various divisions and subsidiaries. Our current employees are not represented by a collective bargaining unit.

Legal Proceedings

We are not a party to any legal proceedings, nor are any of our officers, directors or affiliates currently a party in any legal proceeding adverse to our company.

Description of Property

Our executive offices are located at 1181 South Rodgers Circle, Boca Raton, Florida. We occupy this space without cost. This arrangement is adequate until our business develops, at which time we intend to open an office elsewhere in Florida.

MANAGEMENT

The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the Board.

Executive Officers and Directors

Name	Age	Position

Mark L. Kallan	58	President, Chief Executive Officer, Principal Financial Officer and Director

Anne Invernale	48	Director, Chief Operating Officer

Charles H. Stein	77	Director

Mark L. Kallan has been our president and a director since June 2003, is also President and Director of CyberPlant Designs, Inc. Mr. Kallan also served as a Director of Diversified Media Holdings, Inc (OTC) from December 2002 through June 2004. Formerly, Mr. Kallan was a Director and Senior Vice President of New China Homes, Ltd. (NASDAQ), Senior Vice President and Director of CCA Companies Inc (NASDAQ), Senior Vice President of Envirokare (OTC), and a Senior Vice President of Seacom (an Australian company) and Lancelot Holdings (a Hong Kong company). Prior to 1982, Mr. Kallan was Chairman and CEO of Helbros Watches Inc., a major American wristwatch manufacturer and distributor. Previously, he held Senior Account Management positions at several advertising agencies, including divisions of William Esty, N.W. Ayer, and Young & Rubicam.

Anne Invernale, R.N., O.C.N. has been a director and Chief Operating Officer of Atlantic PolyPlants, Inc. since its inception. She is also currently Executive Director of The Hortus Carus Foundation, Inc., a non-profit organization that provides complementary horticultural therapy to both home and hospital based patients. Previously Ms. Invernale was Operations Manager for M.D. Anderson Cancer Center in Orlando, Florida from 2001 to 2003, where she managed and organized the delivery of patient care for medical and radiation oncology for up to 600 out-patients a day. From 1985 to 2000, Ms. Invernale served as Supervisor and Research Assistant for the Derald H. Ruttenberg Cancer Center at Mount Sinai Hospital, New York City. She worked along side a world renown oncologist and managed the day-to-day treatment protocols for a diverse group of oncology patients. Prior to entering nursing, Ms. Invernale worked for Citibank in New York City during 1981, and from 1972 to 1981, she was with Schroder Bank, holding various responsibilities in both the Corporate Trust Department and the Reserve Asset Management Program, investing in short-term liquid assets for major Fortune 500 companies. Ms. Invernale holds a Baccalaureate in Nursing and in Economics. She is a registered nurse and holds an additional certification for oncology.

Charles H. Stein has been a director of Atlantic PolyPlants, Inc. since its inception. From 1998 to 2001, he served as Chairman and Director of New China Homes (NASDAQ). From 1996 to 1998 he was Chairman and CEO of CCA Companies Incorporated (NASDAQ) and from 1968 to 1984 Chairman and CEO of Hardwick Companies Inc. (NASDAQ), which built, developed or operated more than 50 restaurants (Tavern on the Green, Maxwell’s Plum and others), health spas, theme parks in North America, Europe and Asia (including Great Adventure in New Jersey), and duty-free shops. Mr. Stein also served as President and Chief Executive Officer of Kitchens of Sara Lee, the world’s largest bakery. He was also a Director, member of the Executive Committee and Vice President of Consolidated Foods, parent company of Sara Lee and one of the top 30 companies of the Fortune 500. Mr. Stein has also served as Director or advisor to a wide range of American and international public companies including: General Host Corporation (NYSE), Ward Foods (NYSE), Consolidated Foods Corporation (NYSE), Goldfield Corp. (AMEX), Tokyo Corporation, Land Development Division (Tokyo Stock Exchange) and Watney Mann, Ltd. (London Stock Exchange), a British-based brewer and hotel company. He was also President of Benihana of Tokyo, an international restaurant chain. Originally, Mr. Stein pioneered the concept of fresh orange juice in “milk-type” cartons, which business he sold to Kraft Foods. Mr. Stein also served as Special Trade Representative for the State of Florida.

Board Committees

We have not established an audit committee or a compensation committee. We may organize these committees in the future.

Limitation on Liability and Indemnification Matters

As authorized by the Florida Business Corporation Law, our articles of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to our company or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock redemptions or repurchases;

•	any transaction from which the director derived an improper personal benefit

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

Our articles of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

Employment Agreements

We have entered into a three year employment contract with Mr. Kallan to insure his continued participation and guidance. We also plan to purchase key man insurance and disability insurance as part of our future planning. His employment contract calls for a minimum of $80,000 per year, an automobile allowance, plus Medical and Disability Insurance which will commence when we attain certain positive cash flow objectives.

EXECUTIVE COMPENSATION

Summary Compensation Table

No executive officer earned more than $100,000 from inception through the period ended January 31, 2004.

Option Grants in Last Fiscal Year

We have not granted options to purchase shares of our common stock and SARs from inception through the period ended January 31, 2004 to our executive officer, nor have we issued any options nor SARS since our inception.

Option Exercises and Holdings

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1. Following our incorporation in June 2003, we issued an aggregate of 7,590,000 shares to our organizers, for nominal consideration, in exchange for services rendered.

2. In July 2003, we issued 250,000 shares each to our directors, Mark Kallan and Anne Invernale for an aggregate of 500,000 shares of our common stock at $.03 per share in exchange for $15,000.

3. In August 2003, we issued 50,000 shares each to two adult children of one of our organizers for an aggregate of 100,000 shares of our common stock at $.10 per share.

4. In October 2003, we issued an aggregate of 1,200,000 shares of our common stock to HPP in consideration for license and marketing rights

5. During 2003 and as of January 31, 2004, we advanced an aggregate of $7,648 to the Mark Kallan, our President, Chief Executive Officer and Principal Financial Officer, for business development and travel expenses not yet incurred.

6. Mark Kallan also serves as the Chief Executive Officer of Florida PolyPlants, Inc., which is the holder of the HydroPoly™ franchise for Southeast Florida.

7. During 2003, we advanced $5,000 to Florida PolyPlants, Inc. to purchase inventory.

8. During 2003, we paid a deposit of $5,000 to PolyFran Corporation, a subsidiary of HPP and franchisor of the HydroPoly™ franchises.

PRINCIPAL SHAREHOLDERS

The following table sets forth information known to us, as of the date of this Prospectus, relating to the beneficial ownership of shares of common stock by: each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Mark Kallan 1181 South Rodgers Circle Boca Raton, FL 33487	2,790,000	27.90%
Common Stock	Anne Invernale 1181 South Rodgers Circle Boca Raton, FL 33487	1,500,000	15.00%
Common Stock	Charles H. Stein 1181 South Rodgers Circle Boca Raton, FL 33487	175,000	1.75%
Common Stock	HydroPolyPonics, Inc. 3646 Overlook Drive, N.E. St. Petersburg, FL 33703	1,200,000	12.00%
Common Stock	Darren Tracy 1181 South Rodgers Circle Boca Raton, FL 33487	750,000	7.50%
Common Stock	Michaela Kennedy[1] 14250 Royal Harbor Court Unit 813 Ft. Myers, FL 33908	750,000	7.50%
Common Stock	David Mayer[1] 14250 Royal Harbor Court Unit 813 Ft. Myers, FL 33908	600,000	6.00%
Officers and directors as a group (3 persons)		4,465,000	44.65%

[1]	David Mayer and Michaela Kennedy are husband and wife. Each disclaims beneficial interest in shares owned by the other.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, there are 10,000,000 shares of common stock issued and outstanding, which are held of record by approximately 107 shareholders. We have no authorized or outstanding shares of preferred stock.

Common stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

Preferred Stock

As of the date of this Prospectus, no shares of preferred stock are authorized, issued or outstanding.

SELLING SECURITY HOLDERS

The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by each selling security holder as of the date of this Prospectus, and the number of shares being offered by each selling security holder. The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

The following table is derived from our books and records, as well as from those of our transfer agent:

Selling Security Holder	Shares to be Registered	Shares Owned Beneficially Prior to the Offering	Shares Owned Beneficially After the Offering	Percent of Class After Offering Assuming Maximum Sold	Percent of Class After Offering Assuming Minimum Sold
Mark Kallan	400,000	2,790,000	2,390,000	23.84%	23.89%
Anne Invernale	100,000	1,500,000	1,400,000	13.97%	13.99%
Michaela Kennedy	100,000	750,000	650,000	6.48%	6.50%
Darren Tracy	100,000	750,000	650,000	6.48%	6.50%
Adorno & Yoss, P.A	50,000	250,000	200,000	2.00%	2.00%

TOTAL	750,000	6,040,000	5,290,000	52.77%	52.87%

PLAN OF DISTRIBUTION

Shares sold by the Company. There is presently no public market for our shares. Upon effectiveness of this registration statement, we will conduct the sale of a minimum of 5,000 shares of our common stock and a maximum of 25,000 shares of our common stock on a best efforts basis. This means that we do not have an underwriter and that our officers and directors will sell the shares directly to investors. There can be no assurance that we will sell all or any of the shares offered. We will not engage any registered securities broker-dealers in connection with any sales of the shares. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms of this Prospectus.

Until 25,000 shares of our common stock have been purchased, all payments for common stock will be deposited into an escrow account with BankAtlantic, a national banking institution. This offering will end at the earliest of December 31, 2004, when the maximum shares have been purchased or when we decide to close the offering. However, if 5,000 shares of common stock are not purchased by September 30, 2004, all payments deposited in the escrow account will be promptly refunded in full without interest and without interest and without any deduction for expenses.

Shares sold by Selling Security Holders. The shares covered by this Prospectus may be distributed from time to time by the selling security holders in one or more transactions. There is presently no market for our shares. Sales may be made in ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities. In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be Aunderwriters@ within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a Prospectus is to be delivered. The Prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or paid to dealers, and the proposed selling price to the public.

We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have advised each of the selling security holders of the restrictions imposed under Regulation M. We have also told the selling security holders of the need for delivery of copies of this Prospectus in connection with any sale of securities that are registered by this Prospectus.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Established Market for our Common Stock

Our stock is not trading on any U.S. or other public trading market and there cannot be any guarantee that a market will develop and be sustained for our common stock, the only class of equity securities that we have authorized, issued and outstanding. There are no options or warrants to purchase, or securities convertible into, the common stock.

Currently, there are 10,000,000 shares our stock issued and outstanding stock, of which 750,000 shares are being offered for resale by our Selling Shareholders.

Number of Holders

As of the date of this Prospectus, we had 107 common shareholders of record.

Dividend Policy

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Authorized for Issuance Under Equity Compensation Plans

We have not implemented an equity compensation plan at this time and since inception, have issued no stock options, SARs or other compensation. We may decide, at a later date, and reserve the right to, initiate such a plan as deemed necessary by the Board. The amount and terms of such issuances cannot be determined or predicted at this time, but might be substantial.

Transfer Agent and Registrar

The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321, and its telephone number is (954) 726-4954.

Shares Eligible for Future Sale

All of the shares covered by this Prospectus will be freely tradable without restriction or further registration under the Securities Act, except for any shares held or purchased by an affiliate. Any shares not covered by this Prospectus or a future registration statement are restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

Of the 10,000,000 shares of our common stock issued and outstanding, 9,250,000 shares are subject to lock-up provisions and agreements with the shareholders that the shares will not be sold until June 30, 2006 unless otherwise agreed upon by our Board of Directors. The 750,000 shares offered in this Prospectus by the Selling Shareholders are not subject to lock-up provisions.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

SEC Reporting Requirements

We intend to furnish our shareholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may choose to provide, or as we are required by law. In addition, upon effectiveness of this registration statement, we will become a reporting company and are required to file annual, quarterly and current reports, proxy statements or other information with the SEC. You may read and copy this Prospectus, our Registration Statements, and any reports, statements or other information we file at the SEC’s Public Reference Room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public on and may be computer printed from the SEC’s Website at http://www.sec.gov.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Adorno & Yoss, P.A. and its affiliates currently own 300,000 shares of our common stock.

EXPERTS

The audited financial statements as of January 31, 2004, appearing in this Prospectus and registration statement have been audited by Berkovits, Lago & Co. LLP, 8211 W. Broward Boulevard, Suite 340, Ft. Lauderdale, FL 33324, independent auditors, as set forth in their report thereon appearing elsewhere in this Prospectus.

ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this Prospectus. This Prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this Prospectus, we refer to the registration statement and to the exhibits filed with it.

Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC’s Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval System, and are publicly available through the SEC’s website located at http://www.sec.gov. Following the effective date of the registration statement relating to this Prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

ATLANTIC POLYPLANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

Consolidated Financial Statements and

Independent Auditors’ Report

For the Period from July 2, 2003 (Inception)

to January 31, 2004

ATLANTIC POLYPLANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

i

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Atlantic PolyPlants, Inc. and Subsidiaries

We have audited the consolidated balance sheet of Atlantic PolyPlants, Inc. (a development stage company) as of January 31, 2004, and the related consolidated statements of operation, changes in stockholders’ equity and cash flows for the period from July 2, 2003 (inception) to January 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AtlanticPoly Plants, Inc. as of January 31, 2004 and the results of its operations and its cash flows for the period from July 2, 2003 (inception) to January 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company’s dependence on outside financing, lack of existing commitments from lenders to provide necessary financing, lack of sufficient working capital, no established source of revenue and recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida

May 21, 2004

ATLANTIC POLYPLANTS, INC.

(A Development Stage Company)

Consolidated Balance Sheet

January 31, 2004

Assets
CURRENT ASSETS
Cash	$14,747
Advances to a related party	7,648

TOTAL CURRENT ASSETS	22,395
PROPERTY AND EQUIPMENT, NET	10,476
INTANGIBLE ASSET, NET	1,200
OTHER ASSETS
Investment	400
Other receivables and deposits	10,000

TOTAL ASSETS	$44,471

Stockholders’ Equity
STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid in capital	120,602
Deficit accumulated during the development stage	(56,131)
Subscriptions receivable	(30,000)

TOTAL STOCKHOLDERS’ EQUITY	$44,471

The accompanying notes are an integral part of these financial statements.

ATLANTIC POLYPLANTS, INC.

(A Development Stage Company)

Consolidated Statement of Operations

	From July 2, 2003 (inception) to	Cumulative from July 2, 2003 (inception) to
	January 31, 2004	January 31, 2004
REVENUE	$—	$—
GENERAL AND ADMINISTRATIVE EXPENSES	56,131	56,131

LOSS FROM OPERATIONS	(56,131)	(56,131)

NET LOSS	$(56,131)	$(56,131)

The accompanying notes are an integral part of these financial statements.

ATLANTIC POLYPLANTS, INC.

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	SUBSCRIPTIONS RECEIVABLE	TOTAL
	SHARES	AMOUNT
Balances at July 2, 2003 (inception)	—	$—	$—	$—	$—	$—
Common stock issued for services at par value (.001)	7,590,000	7,590	—	—	—	7,590
Common stock issued in exchange for investment at par value (.001)	400,000	400	—	—	—	400
Common stock issued to acquire license rights at par value (.001)	1,200,000	1,200	—	—	—	1,200
Common stock issued for cash	110,000	110	91,302	—	—	91,412
Common stock issued under subscription agreements	700,000	700	29,300	—	(30,000)	—
Net loss	—	—	—	(56,131)	—	(56,131)

Balances-January 31, 2004	10,000,000	$10,000	$120,602	$(56,131)	$(30,000)	$44,471

The accompanying notes are an integral part of these financial statements.

ATLANTIC POLYPLANTS, INC.

(A Development Stage Company)

Consolidated Statement of Cash Flows

	From July 2, 2003 (inception) to January 31, 2004	Cumulative from July 2, 2003 (inception) to January 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(56,131)	$(56,131)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	410	410
Stock issued for services	7,590	7,590
(Increase) decrease in operating assets:
Deposits	(10,000)	(10,000)

NET CASH USED IN OPERATING ACTIVITIES	(58,131)	(58,131)

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to related party	(7,648)	(7,648)
Purchase of equipment	(10,886)	(10,886)

NET CASH USED IN INVESTING ACTIVITIES	(18,534)	(18,534)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	91,412	91,412

NET CASH PROVIDED BY FINANCING ACTIVITIES	91,412	91,412

INCREASE IN CASH	14,747	14,747
CASH-BEGINNING BALANCE	—	—

CASH-ENDING BALANCE	$14,747	$14,747

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Non-cash transactions:
Common stock issued in exchange for shares in privately held company	$400
Common stock issued to acquire license rights	1,200

	$1,600

The accompanying notes are an integral part of these financial statements.

ATLANTIC POLYPLANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Organization

Atlantic PolyPlants, Inc. and Subsidiaries (the “Company”), is a Florida corporation organized in June 2003. Through its operating subsidiaries, it is engaged in the plant rental business using the HydroPoly Systems (“HydroPoly”), a proprietary technology to grow and care for interior foliage.

Principles of Consolidation

The consolidated financial statements of the Company include those accounts of Atlantic PolyPlants, Inc and its wholly owned subsidiary, Empire PolyPlants, Inc. All significant intercompany transactions and balances have been eliminated in the consolidation.

Development Stage Operations

The Company is considered to be a development stage enterprise because it has not yet commenced full operations at January 31, 2004. There has been no operating revenue generated and since its inception operations have been devoted primarily to raising capital, marketing, and various administrative functions.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all cash held and in banks as cash equivalents.

Financial Statements

The consolidated financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ATLANTIC POLYPLANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2- Going Concern Uncertainty

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, during the period from July 2, 2003 (inception) to January 31, 2004, the Company experienced, and continues to experience, certain going concern and liquidity problems. The Company has no established source of revenue and has incurred net losses of $48,541. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters include raising working capital to assure the Company’s viability through private equity offerings, debt financing, or through the acquisition of new business or private ventures. The eventual outcome of the success of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3- Advances to Related Party

The Company advanced $7,648 to the president of the Company, for business development and travel expenses not yet incurred. Management expects these advances to be paid-off within the next twelve months.

Note 4- Intangible Assets

The Company issued 1,200,000 shares of its common stock to acquire the license rights of HydroPoly Systems. Amortization is determined utilizing the straight-line method based generally on the estimated useful lives of the intangibles which per the franchise license agreement is fifteen years.

Note 5- Investments

The Company issued 400,000 shares of its common stock in exchange for 280,000 shares of a privately held company.

Note 6- Income Taxes

At January 31, 2004, the Company has a net operating loss carryforward of approximately $49,000 which begins expiring in the year 2024. The tax benefit relating to the cumulative loss (assuming a 34% tax rate) amounted to approximately $16,000. However, based on the Company’s designation as a development stage enterprise, there is no basis to conclude that such benefits will be realized. Accordingly, a valuation allowance has been provided for all such tax benefits.

Note 7- Other Receivables and Deposits

The Company had advanced Florida Poly Plants, a related entity $5,000. In addition, the Company paid a $5,000 deposit to Poly Fran, the owner of the HydroPoly Systems (“HydroPoly”), the proprietary technology to grow and care for interior foliage.

ATLANTIC POLYPLANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8-Stockholders’ Equity

During 2003, the company received signed stock subscription agreements for a total of 8,290,000 shares at a value of $37,590. Subsequent to January 31, 2004, $91,302 was received and transferred from common stock subscription into common stock issued.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Maximum 25,000 Shares of Common Stock

Minimum 5,000 Shares of Common Stock

ATLANTIC POLYPLANTS, INC.

PROSPECTUS

June     , 2004

Until                 , 2004 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act (the “Corporation Act”) permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the “Articles”) and Bylaws provide that the company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the company in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require the us to indemnify the officers and directors of the company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$982
Legal Fees and Expenses*	5,000
Accounting Fees and Expenses*	5,000
Financial Printing*	3,000
Transfer Agent Fees*	1,250
Blue Sky Fees and Expenses*	750
Miscellaneous*	1,000
TOTAL	$16,982

*	Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

1. In June 2003, we issued an aggregate of 7,590,000 shares of our common stock valued at $.001 par value per share to our incorporators in exchange for services rendered. The issuance of the shares was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act. The shares issued to these shareholders contained a legend restricting transfer without registration or applicable exemption.

2. In July 2003, we issued 250,000 shares each to our directors, Mark Kallan and Anne Invernale, for an aggregate of 500,000 shares of our common stock at $.03 per share in exchange for $15,000.

3. In August 2003, we issued 100,000 shares of our common stock to two individuals for $5,000 ($.05 per share).

4. In August 2003, we issued an aggregate of 100,000 shares of our common stock at $.10 per share to two adult children of an organizer of the Company.

5. In August 2003, we issued 400,000 shares of our common stock to Foliage Marketing Group, Inc. in consideration for 280,000 shares of the common stock of CyberPlants, Inc.

6. From August 2003 through May 2004, we issued an aggregate of 110,000 shares of our common stock at $.83 per share to 80 individuals in reliance on Regulation S.

7. In October, 2003, we issued 1,200,000 shares of our common stock to HydroPolyPonic Systems, Inc. in consideration for the license and marketing rights to the HydroPoly™ System.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Document

2.1	Exclusive License Agreement between HydroPolyPonic Systems, Inc. and Atlantic PolyPlants, Inc., dated October 14, 2003

3.1(a)	Articles of Incorporation

3.1(b)	Articles of Amendment to the Articles of Incorporation

3.2	Bylaws

5.0	Opinion and Consent of Adorno & Yoss, P.A.

21.0	Subsidiaries of Registrant

23.1	Consent of Adorno & Yoss, P.A. (see Exhibit 5)

23.2	Consent of Berkovits, Lago & Co. LLP

ITEM 28.	UNDERTAKINGS

The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on June 10, 2004.

ATLANTIC POLYPLANTS, INC.

By:	/s/ Mark Kallan
Mark Kallan Chief Executive Officer, Principal Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark Kallan Mark Kallan	Chief Executive Officer, Principal Financial Officer and Director	June 10, 2004

/s/ Anne Invernale Anne Invernale	Director, Chief Operating Officer	June 10, 2004

/s/ Charles H. Stein Charles H. Stein	Director	June 10, 2004

INDEX TO EXHIBITS

Exhibit No.	Description of Document

2.1	Exclusive License Agreement between HydroPolyPonic Systems, Inc. and Atlantic PolyPlants, Inc., dated October 14, 2003

3.1(a)	Articles of Incorporation

3.1(b)	Articles of Amendment to the Articles of Incorporation

3.2	Bylaws

5.0	Opinion and Consent of Adorno & Yoss, P.A.

21.0	Subsidiaries of Registrant

23.1	Consent of Adorno & Yoss, P.A. (see Exhibit 5)

23.2	Consent of Berkovits, Lago & Co. LLP